UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2008

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26301 (Commission File Number)	52-1984749 (I.R.S. Employer Identification Number)

1110 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

2007 Year-End Cash and Equity Incentive Bonus Awards to §16 Executive Officers

On April 1, 2008, the Compensation Committee (the “Committee”) of United Therapeutics Corporation (the “Company”) approved year-end cash and equity incentive bonus awards for the second half of 2007 for the Company’s employees, including year-end cash incentive bonus awards for the Company’s §16 executive officers and year-end equity incentive bonus awards for the Company’s §16 executive officers other than its Chairman and Chief Executive Officer, as follows:

Dr. Martine Rothblatt, the Company’s Chairman and Chief Executive Officer, was awarded $375,000 as a year-end cash incentive bonus to be paid on April 15, 2008.  Dr. Rothblatt previously was awarded $225,000 as a mid-year 2007 cash incentive bonus.  Dr. Rothblatt’s maximum annual cash incentive bonus target opportunity for 2007 was $600,000.  Dr. Rothblatt is entitled to receive stock options at the end of each calendar year in accordance with a formula set forth in her employment agreement, based on the average closing price of the Company’s common stock for the month of December.  Dr. Rothblatt’s year-end option grant was previously reported in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 7, 2008.

Dr. Roger Jeffs, the Company’s President and Chief Operating Officer, was awarded (i) $262,500 as a year-end cash incentive bonus to be paid on April 15, 2008, and (ii) options to purchase 112,875 shares of the Company’s common stock under the Company’s 2008 Equity Incentive Plan (the “2008 Plan”), contingent on approval of the 2008 Plan by the Company’s shareholders prior to April 28, 2009, granted as of April 1, 2008, and priced at an exercise price of $88.41 per share, the closing price of the Company’s common stock on the grant date as reported on the NASDAQ Global Select Market (“NASDAQ”), valid for ten years, vesting in one-third increments on each of the first three anniversaries of the grant date.  Dr. Jeffs previously was awarded $157,500 as a mid-year 2007 cash incentive bonus and received a mid-year 2007 equity incentive bonus award of options to purchase 62,125 shares of the Company’s common stock.  Dr. Jeffs’ maximum annual cash and equity incentive bonus target opportunities for 2007 were $420,000 and options to purchase 175,000 shares of the Company’s common stock.

Mr. Paul Mahon, the Company’s Executive Vice President, Strategic Planning, General Counsel and Secretary, was awarded: (i) $156,250 as a year-end cash incentive bonus to be paid on April 15, 2008; (ii) options to purchase 80,625 shares of the Company’s common stock under the 2008 Plan, contingent on approval of the 2008 Plan by the Company’s shareholders prior to April 28, 2009, granted as of April 1, 2008, and priced at an exercise price of $88.41 per share, the closing price of the Company’s common stock on the grant date as reported on NASDAQ, valid for ten years, vesting in one-third increments on each of the first three anniversaries of the grant date; and (iii) a special, one-time cash bonus of $100,000 in recognition of Mr. Mahon’s outstanding efforts on behalf of the Company in the second half of 2007, namely strategic planning exercises and the closing of transactions that exceeded expectations for his performance and resulted in the acquisition of significant additions to the Company’s pipeline.  Mr. Mahon previously was awarded $93,750 as a mid-year 2007 cash incentive bonus and received a mid-year 2007 equity incentive bonus award of options to purchase 44,375 shares of the Company’s common stock.  Mr. Mahon’s maximum annual cash and equity incentive bonus target opportunities for 2007 were $250,000 and options to purchase 125,000 shares of the Company’s common stock.

Mr. John Ferrari, the Company’s Chief Financial Officer and Treasurer, was awarded (i) $87,500 as a year-end cash incentive bonus to be paid on April 15, 2008, and (ii) options to purchase 48,375 shares of the Company’s common stock under the 2008 Plan, contingent on approval of the 2008 Plan by the Company’s shareholders prior to April 28, 2009, granted as of April 1, 2008, and priced at an exercise price of $88.41 per share, the closing price of the Company’s common stock on the grant date as reported on NASDAQ, valid for ten years, vesting in one-third increments on each of the first three anniversaries of the grant date.  Mr. Ferrari previously was awarded $52,500 as a mid-year 2007 cash incentive bonus and received a mid-year 2007 equity incentive bonus award of options to purchase 26,625 shares of the Company’s common stock.  Mr. Ferrari’s maximum annual cash and equity incentive bonus target opportunities for 2007 were $140,000 and options to purchase 75,000 shares of the Company’s common stock.

The foregoing year-end cash incentive bonus awards were primarily based on the Company-wide Milestone Incentive Bonus Program, as the Milestones reflect the most important substantive activities of the Company and are the ones which the Committee believes translate most directly into short-, medium- and long-term value growth.  The Company-wide Milestones applicable for the second half of 2007 were previously reported in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 7, 2008.   These criteria are summarized as follows:

Milestone	Percentage of target award

Milestone 1 — Earnings Before Interest, Tax, Depreciation, Amortization and Stock Options (EBITDASO) per share growth in the top quintile of the Company’s peer group, as measured by a 40% growth in EBITDASO per share for the same quarter in sequential years or 10% growth in EBITDASO per share for sequential quarters.

Up to 25%
Milestone 2 — Ethical conduct, including the absence of material legal problems.	Up to 15%
Milestone 3 — Communication of the Company’s clinical and scientific information and market share.	Up to 20%
Milestone 4 — Product manufacturing and pipeline development.	Up to 20%
Milestone 5 — Clinical trial completions, publication and expert rankings of approved drugs.	Up to 20%

                Partial credit of each Milestone may be earned based on several factors.

                Cash incentive bonus awards to the Company’s §16 executive officers are made on a semi-annual basis.  If, in a given year, the Committee chooses to award mid-year cash incentive bonuses for an amount equal to less than half of the maximum annual cash incentive bonus target opportunity for each §16 executive officer, the Committee may nevertheless, on a discretionary basis, choose to award an amount for the year-end cash incentive bonuses that is greater than half of the maximum annual cash incentive bonus target opportunity for each §16 executive officer in order to reach the total maximum annual cash incentive bonus target opportunities for that period.

In addition, the Committee may award an amount in excess of the maximum annual cash incentive bonus target opportunity for each §16 executive officer based on superlative individual performance.

                The foregoing equity incentive bonus awards were approved by the Committee on a discretionary basis taking into consideration: (i) a subjective evaluation of individual performance, including contribution to the advancement of corporate objectives, impact on financial results and strategic accomplishments; (ii) the Company’s overall performance, financial condition and prospects; and (iii) accomplishments under the Company-wide Milestone Incentive Bonus Program.

Contingent Option Grants Under 2008 Plan

                The year-end cash and equity incentive bonus awards for the second half of 2007 approved by the Committee also included the grant of options to purchase 481,631 shares of the Company’s common stock to the Company’s employees other than its §16 executive officers.  All such awards were made under the 2008 Plan, contingent on approval of the 2008 Plan by the Company’s shareholders prior to April 28, 2009.  All of such options were granted as of April 1, 2008, and priced at an exercise price of $88.41 per share, the closing price of the Company’s common stock on the grant date, as reported on NASDAQ, valid for ten years, vesting in one-third increments on each of the first three anniversaries of the grant date.  These awards were made in addition to the grant of options to purchase 241,875 shares of the Company’s common stock under the 2008 Plan to its §16 executive officers other than the Company’s Chairman and Chief Executive Officer, as discussed above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION
(Registrant)

Dated: April 4, 2008	By:	/s/ Paul A. Mahon
Name: Paul A. Mahon
Title: General Counsel